UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2016

Medizone International, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	2-93277-D (Commission File Number)	87-0412648 (IRS Employer Identification No.)

4000 Bridgeway, Suite 401, Sausalito, California 94965
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (415) 331-0303

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 6, 2016, Medizone International, Inc. (“Registrant”), entered into written employment agreements with the Registrant’s Chief Executive Officer, Edwin G. Marshall and with Dr. Jill Marshall, the Registrant’s Director of Operations.  Dr. Marshall is the wife of Mr. Marshall.  The agreements were approved by the Compensation Committee of the Board of Directors of the Registrant (“Compensation Committee”) and memorialize the current compensation levels paid to these executives.  In summary, the agreements provide as follows:
•
The term of employment in each case is “at will”, meaning the employment of either executive may be terminated at any time with or without cause by the Registrant upon 30 days’ notice to the executive.

•
Compensation payable to the executive is in the form of an annual base salary paid in monthly payments through the payroll of the Registrant. Mr. Marshall’s annual salary remains at $195,000 per annum and Dr. Marshall’s annual salary remains at $82,000 per annum, in each instance at the levels of base salary paid to these executives prior to execution of the agreements.

•
Each agreement contains restrictive covenants regarding the executive’s use of confidential information and the non-solicitation of employees of the Registrant, as well as representations and warranties that are customary in such agreements.

•
Each agreement contains provisions regarding vacation, reimbursement or payment of business expenses incurred in the performance of the executive’s duties, and medical and health insurance and other employee benefits paid by the Registrant.

•	Mr. Marshall’s agreement provides for certain payments in the event of disability.
In connection with the execution of the executive employment agreements, the Registrant also made promissory notes payable to Mr. Marshall, Dr. Marshall and the Registrant’s President and Director of Medical Affairs, Dr. Michael Shannon, providing for the payment of accrued and unpaid compensation owed to each of these officers.  The promissory notes were approved by the Compensation Committee.  Payment of the amounts owing under these notes is due according to their terms upon the earlier to occur of (a) a change in control of the Registrant (as defined in the note), (b) the executive’s death or (c) the executive’s disability as defined in the note or in the respective executive’s written employment agreement.  In addition, in the case of the notes payable to Mr. Marshall and to Dr. Marshall, payment of the notes is triggered by or the Registrant’s failure to pay the executive’s base salary in accordance with the terms and conditions of the executive’s employment agreement, because of disability.  Amounts accrued for unpaid compensation have been reported by the Registrant on its audited financial statements since the dates the expenses were incurred.  The amounts owed to these executives are as follows:
•	To Mr. Marshall, $1,065,189.00;
•	To Dr. Marshall, $444,583; and
•	To Dr. Shannon, $111,109.
Copies of the promissory notes and the new executive employment agreements are furnished with this Report on Form 8-K as exhibits.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
The following exhibits are provided as part of the information furnished under this Current Report on Form 8-K:
Exhibit	Description
10.1	Executive Employment Agreement with Edwin G. Marshall, dated effective July 6, 2016
10.2	Executive Employment Agreement with Jill Marshall, dated effective July 6, 2016
10.3	Promissory Note for payments of past due compensation to Edwin G. Marshall, dated July 6, 2016
10.4	Promissory Note for payments of past due compensation to Jill Marshall, dated July 6, 2016
10.5	Promissory Note for payments of past due compensation to Michael Shannon, dated July 6, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medizone International, Inc.

By:	/s/ Boyd G. Evans
Boyd G. Evans Chief Financial Officer

Date: July 12, 2016